Exhibit 99.1

PRESS RELEASE

INTERACTIVE DATA REPORTS THIRD-QUARTER 2010 RESULTS

BEDFORD, Mass. – November 15, 2010 – Interactive Data Corporation today reported its financial results for the third quarter ended September 30, 2010. The third-quarter 2010 results detailed below reflect the predecessor period prior to the Company’s acquisition (from July 1 through July 29) and the successor period following it (from July 30 through September 30) on a combined basis. Additional non-GAAP financial measures for the combined periods with applicable reconciliations are set forth on the pages following the financial tables of this press release.

Interactive Data’s third-quarter 2010 revenue was $197.9 million, an increase of 3.0% compared with $192.1 million for the same quarter of 2009. Third-quarter 2010 revenue includes a reduction of $2.3 million relating to the amortization of acquisition-related deferred revenue. Excluding this adjustment, non-GAAP revenue was $200.3 million in the third quarter of 2010, an increase of 4.3% over the same quarter last year. Third-quarter 2010 organic (non-GAAP) revenue, which excludes the deferred revenue adjustment, the impact of changes in foreign exchange rates, the contribution of businesses acquired in the past 12 months and related intercompany eliminations, grew 2.2% from the same quarter in 2009.

Interactive Data’s third-quarter 2010 loss from operations was $85.9 million, compared with income from operations of $58.4 million in the same period one year ago. The Company’s third-quarter 2010 loss from operations reflects the impact of the following items:

•	Merger costs of $100.8 million;

•	Depreciation and amortization expense of $36.1 million, an increase of $20.2 million from the third quarter of 2009;

•	Stock-based compensation expense of $18.1 million, an increase of $14.6 million versus the third quarter of 2009;

•	Other non-recurring or unusual items of $6.6 million, comprising the deferred revenue adjustment and severance charges, an increase of $5.5 million from the third quarter of 2009; and

•	Management fees of $0.5 million.

“During the third quarter of 2010, our Pricing and Reference Data business produced its third consecutive quarter of improved organic revenue growth, and we also received good contributions from our Fixed Income Analytics and our U.S. Managed Solutions businesses,” stated Mason Slaine, who became Interactive Data’s chairman, president and chief executive on September 16, 2010. “The underlying profitability of our business remained solid although comparisons with the prior year’s third quarter are impacted by the above-mentioned items. We move forward focused on taking the necessary steps to further improve the overall efficiency of our business while continuing to invest in areas that will drive organic revenue growth over the long term. To help us achieve our goals, we have added several experienced, talented executives to our management team.”

Acquisition of Interactive Data by Silver Lake and Warburg Pincus:

•

On July 29, 2010, Interactive Data announced the completion of its acquisition by investment funds managed by Silver Lake and Warburg Pincus. Under the terms of the agreement, the Company’s stockholders received $33.86 per share in cash, without interest.

Segment Reporting, Related Operating Highlights and Revenue by Geography

Institutional Services Segment:

•

Interactive Data Pricing and Reference Data reported third-quarter 2010 revenue of $129.0 million, a 1.8% increase over the third quarter of 2009. Excluding the $1.5 million reduction associated with the deferred revenue adjustment, the effects of foreign exchange and intercompany eliminations related to the December 2009 acquisition of certain Online Financial Solutions (OFS) assets, third-quarter 2010 organic (non-GAAP) revenue for this business increased by 3.9% from the same period last year. The organic revenue growth for this business reflects ongoing demand for fixed income evaluated pricing and reference data services primarily from existing customers in North America. This business recently added evaluated pricing for European money market instruments, complementing its existing coverage of US and Asian money market instruments. In addition, this business has introduced its Evaluated Pricing Challenge Portal, an innovative client management and compliance oversight tool designed to provide audit trails and compliance reports for a firm’s pricing challenge process.

•

Interactive Data Real-Time Services generated third-quarter 2010 revenue of $40.8 million, which is 12.5% higher than the comparable quarter of 2009. Excluding the $0.6 million reduction associated with the deferred revenue adjustment, the effects of foreign exchange, the contribution of acquired assets and related intercompany eliminations, third-quarter 2010 organic (non-GAAP) revenue was essentially unchanged from the same quarter of 2009. In recent months, this business continued to add new wealth management capabilities to its PrimeTerminal offering, and introduced the Interactive Data 7ticks latency portal, which serves as a one-stop centralized resource designed for electronic traders to measure order latency, monitor network performance, and determine the overall health of their trading infrastructure.

•

Interactive Data Fixed Income Analytics reported revenue for the third quarter of 2010 of $8.7 million, an increase of 6.1% from the 2009 third quarter. Excluding the $0.1 million reduction associated with the deferred revenue adjustment and the effects of foreign exchange, organic (non-GAAP) revenue in the third quarter of 2010 grew by 7.1% over the same period last year primarily on the strength of product upgrades by existing customers. In October 2010, this business announced the introduction of BondEdge® OnDemand, a fully-hosted offering that provides clients an alternative to installing and managing BondEdge as an in-house application.

Active Trader Services Segment:

•

Interactive Data’s Desktop Solutions business (formerly known as eSignal) reported third-quarter 2010 revenue of $19.4 million, a decrease of 6.9% from the third quarter of 2009. Excluding the $0.2 million reduction associated with the deferred revenue adjustment and the effects of foreign exchange, third-quarter 2010 organic revenue decreased by 4.7%, from the same period last year. The decline in Desktop Solutions revenue primarily reflects a 3.7% decrease in the active trader direct subscriber base to approximately 55,000 terminals as well as lower advertising revenue. During the third quarter of 2010, the eSignal division was renamed as Interactive Data Desktop Solutions.

Other Third-Quarter 2010 Financial and Operating Highlights

Effects of Foreign Exchange:

•

Interactive Data’s third-quarter 2010 revenue was unfavorably impacted by $2.8 million due to the effects of foreign exchange resulting from a stronger US dollar in comparison with the third quarter of 2009. Total costs and expenses in the second quarter of 2010 were favorably impacted by $2.8 million as a result of the effects of foreign exchange.

Senior Management Team:

•

During the past several months, Interactive Data has added a number of accomplished, experienced executives to its senior management team. As previously announced, Mason Slaine was appointed chairman, president and chief executive officer in September 2010. Later that same month, Alex Goor, a respected financial technology executive, joined Interactive Data as chief information officer responsible for global development and operations. In October 2010, Vincent Chippari was named senior vice president and chief financial officer, and Jay Nadler was hired as chief operating officer. Both individuals bring considerable experience from senior leadership roles at top financial information, software and technology companies to their respective roles.

Results for the First Nine Months of 2010

•

For the first nine months ended September 30, 2010, Interactive Data reported revenue of $588.8 million, a 4.6% increase over $563.1 million in the same period last year. Organic (non-GAAP) revenue, which excludes the $2.3 million deferred revenue adjustment, the effects of foreign exchange, and revenue and intercompany eliminations related to acquisitions, organic (non-GAAP) revenue for the first nine months of 2010 increased by 1.5% over the comparable period of 2009.

•

Interactive Data’s loss from operations for the first nine months of 2010 was $5.9 million, compared with income from operations of $157.3 million in the same period one year ago. The Company’s loss from operations for the first nine months of 2010 reflects the impact of the following items:

•	Merger costs of $116.1 million;

•	Depreciation and amortization expense of $72.4 million, an increase of $26.8 million from the same period of 2009;

•	Stock-based compensation expense of $24.8 million, an increase of $12.1 million from the same period one year ago;

•	Other non-recurring or unusual items of $7.1 million, comprising the deferred revenue adjustment and severance charges, an increase of $5.6 million from the same period of 2009; and

•	Management fees of $0.5 million.

Non-GAAP Information

In addition to presenting our results in accordance with generally accepted accounting principles (GAAP), we also disclose the following non-GAAP information:

•

The financial statements are presented on a combined basis of the predecessor and successor periods for 2010. The 2010 predecessor and successor results are presented but not discussed separately. The Company believes that the discussion on a combined basis is more meaningful as it allows for the results of operations to be analyzed to the comparable period in 2009.

•

Management refers to revenue growth rates at constant foreign currency exchange rates so that revenue results can be considered. Foreign currency fluctuations are outside of management’s control and reporting results at constant currency facilitates period-to-period comparisons of our revenue results. Generally, when the U.S. dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower than growth reported at actual exchange rates.

•

Management includes information regarding organic revenue. Organic revenue excludes the contribution of businesses recently acquired (and related intercompany eliminations if applicable), the effects of foreign currency exchange rates, and adjustments related to the amortization of acquisition related deferred revenue. Management believes reporting organic revenue facilitates period-to-period comparisons and provides a better understanding of underlying business trends and our future revenue growth prospects. Management includes revenue for our Interactive Data Pricing and Reference Data, Interactive Data Real-Time Services, Interactive Data Fixed Income Analytics, and Desktop Solutions (eSignal) businesses because management believes this additional level of detail provides further insight into underlying trends and how the individual business areas are performing. In addition, since we have historically reported revenue for these businesses to the investment community as part of our reports on Form 10-K and Form 10-Q, we believe that continuing to offer such information provides consistency in our financial reporting.

•

Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making, and for forecasting and planning purposes.

•

The non-GAAP financial measures of the Company’s results of operations included in this press release should not be considered in isolation from comparable measures determined in accordance with GAAP. The non-GAAP financial measures not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Forward-looking and Cautionary Statements

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements include all statements that are not historical statements and include our statements discussing our goals, beliefs, strategies, objectives, plans, future financial conditions, future challenges and opportunities, including our statements that we move forward focused on taking the necessary steps to further improve the overall efficiency of our business while continuing to invest in areas that will drive organic revenue growth over the long term. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investors” section of our Website under the heading “SEC Filings.” Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: (i) the implementation of strategies designed to improve core revenue and profit growth; (ii) the impact of cost-cutting pressures across the industries we serve; (iii) general worldwide economic conditions and related uncertainties; (iv) consolidation of financial services companies, within and across industries, or the failure of financial institutions; (v) decline in activity levels in the securities markets, weak or declining financial performance of market participants or the failure of market participants; (vi) the intensity of competition we face; (vii) a prolonged outage at one of our data centers or other major disruptions of our computer operations or those of our suppliers; (viii) our ability to maintain relationships with our key suppliers and providers of market data; (ix) our ability to maintain our relationships with service bureaus and custodian banks and our other customers; (x) the need to develop new products and adapt to legal, regulatory, technology or other change; (xi) our cost-savings plans may not be effective or yield the expected efficiencies or may take longer than anticipated; (xii) our ability to negotiate and enter into strategic acquisitions or alliances on favorable terms, if at all, (xiii) our ability to realize the anticipated benefits from any strategic acquisitions or alliances that we enter into; (xvi) we are subject to regulatory oversight and we provide services to financial institutions that are subject to regulatory oversight; (xiv) certain of our subsidiaries are subject to complex regulations and licensing requirements; (xv) the risks of doing business internationally; (xvi) intellectual property matters, including allegations we infringe the intellectual property rights of others; and (xvii) the ability to attract and retain a qualified management and other key personnel. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

About Interactive Data Corporation

Interactive Data Corporation is a trusted leader in financial information. Thousands of financial institutions and active traders, as well as hundreds of software and service providers, subscribe to our fixed income evaluations, reference data, real-time market data, trading infrastructure services, fixed income analytics, desktop solutions and web-based solutions. Interactive Data’s offerings support clients around the world with mission-critical functions, including portfolio valuation, regulatory compliance, risk management, electronic trading and wealth management. Interactive Data is headquartered in Bedford, Massachusetts and has over 2,400 employees in offices worldwide.

For more information, please visit www.interactivedata.com.

COMPANY CONTACTS

Investors: Andrew Kramer 781-687-8306 andrew.kramer@interactivedata.com	Media: Brian Willinsky 339-203-0769 brian.willinsky@interactivedata.com

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands)

	Combined	Successor	Predecessor
	Period from July 1 through September 30, 2010	Period from July 30 through September 30, 2010	Period from July 1 through July 29, 2010	Three Months Ended September 30, 2009
REVENUE	$197,947	$134,261	$63,686	$192,092
COSTS AND EXPENSES:
Cost of services	74,532	47,435	27,097	60,347
Selling, general and administrative	72,433	38,640	33,793	57,387
Merger costs	100,818	63,379	37,439	—
Depreciation	9,130	5,926	3,204	8,283
Amortization	26,948	24,280	2,668	7,644

Total costs and expenses	283,861	179,660	104,201	133,661

(LOSS) INCOME FROM OPERATIONS	(85,914)	(45,399)	(40,515)	58,431
Interest (expense) income, net	(31,137)	(31,269)	132	323
Other income, net	769	703	66	12

(LOSS) INCOME BEFORE INCOME TAXES	(116,282)	(75,965)	(40,317)	58,766
Income tax (benefit) expense	(35,812)	(27,703)	(8,109)	15,636

NET (LOSS) INCOME	$(80,470)	$(48,262)	$(32,208)	$43,130
Less: Net income attributable to noncontrolling interest	—	—	—	—

NET (LOSS) INCOME ATTRIBUTABLE TO INTERACTIVE DATA CORPORATION	$(80,470)	$(48,262)	$(32,208)	$43,130

	Combined	Successor	Predecessor
	Period from January 1 through September 30, 2010	Period from July 30 through September 30, 2010	Period from January 1 through July 29, 2010	Nine Months Ended September 30, 2009
REVENUE	$588,805	$134,261	$454,544	$563,118
COSTS AND EXPENSES:
Cost of services	209,334	47,435	161,899	187,176
Selling, general and administrative	196,850	38,640	158,210	172,918
Merger costs	116,113	63,379	52,734	—
Depreciation	28,430	5,926	22,504	22,962
Amortization	43,998	24,280	19,718	22,715

Total costs and expenses	594,725	179,660	415,065	405,771

(LOSS) INCOME FROM OPERATIONS	(5,920)	(45,399)	39,479	157,347
Interest (expense) income, net	(30,509)	(31,269)	760	1,362
Other income, net	952	703	249	133

(LOSS) INCOME BEFORE INCOME TAXES	(35,477)	(75,965)	40,488	158,842
Income tax (benefit) expense	(9,689)	(27,703)	18,014	50,485

NET (LOSS) INCOME	$(25,788)	$(48,262)	$22,474	$108,357
Less: Net income attributable to noncontrolling interest	—	—	—	(172)

NET (LOSS) INCOME ATTRIBUTABLE TO INTERACTIVE DATA CORPORATION	$(25,788)	$(48,262)	$22,474	$108,185

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	Successor	Predecessor
	September 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Assets:
Cash and cash equivalents	$103,866	$209,946
Marketable securities	—	96,077
Accounts receivable, net	116,937	108,349
Prepaid expenses and other current assets	20,643	21,810
Income tax receivable	33,481	—
Deferred financing costs, net	11,594	—
Deferred income taxes	7,402	6,532

Total current assets	293,923	442,714

Property and equipment, net	114,171	123,245
Goodwill	1,673,251	570,256
Intangible assets, net	2,036,683	138,988
Deferred financing costs, net	61,230	—
Other assets	9,299	5,968

Total Assets	$4,188,557	$1,281,171

LIABILITIES AND EQUITY

Liabilities:
Accounts payable, trade	$20,665	$20,957
Accrued liabilities	85,591	78,194
Borrowings, current, net of original issue discount	4,908	—
Interest payable	11,959	—
Income taxes payable	—	4,500
Deferred revenue	31,908	34,586

Total current liabilities	155,031	138,237

Income taxes payable	10,136	10,986
Deferred tax liabilities	710,263	33,871
Other liabilities	43,098	15,971
Borrowings, net of current portion and original issue discount	1,965,769	—

Total Liabilities	2,884,297	199,065

Equity:
Interactive Data Corporation stockholders’ equity:
Preferred stock	—	—
Common stock	—	1,046
Additional paid-in-capital	1,327,752	1,019,133
Treasury stock, at cost	—	(221,246)
Accumulated (loss) earnings	(48,262)	279,096
Accumulated other comprehensive income	24,770	4,077

Total Interactive Data Corporation stockholders’ equity	1,304,260	1,082,106
Noncontrolling interest	—	—

Total Equity	1,304,260	1,082,106

Total Liabilities and Equity	$4,188,557	$1,281,171

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In thousands)

	Combined	Successor	Predecessor
	Period from January 1 through September 30, 2010	Period from July 30 through September 30, 2010	Period from January 1 through July 29, 2010	Nine Months Ended September 30, 2009
Cash flows (used in) provided by operating activities:
Net (loss) income	$(25,788)	$(48,262)	$22,474	$108,357
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	72,428	30,206	42,222	45,677
Amortization of discounts and premiums on marketable securities, net	766	—	766	1,484
Amortization of deferred financing costs and accretion of note discounts	3,313	3,313	—	—
Deferred income taxes	(18,586)	(25,856)	7,270	(7,967)
Excess tax benefits from stock-based compensation	(3,625)	—	(3,625)	(2,559)
Stock-based compensation	24,768	783	23,985	12,709
Non-cash interest expense	331	331	—	—
Provision for doubtful accounts and sales credits	140	37	103	1,067
Loss on dispositions of fixed assets	115	1	114	463
Changes in operating assets and liabilities, net
Accounts receivable	(7,935)	29,637	(37,572)	(12,342)
Prepaid expenses and other assets	3,874	2,560	1,314	(3,890)
Accounts payable, interest payable/receivable and tax accounts, net	4,598	16,002	(11,404)	2,768
Accrued expenses and other liabilities	14,758	(5,524)	20,282	(17,124)
Pension cessation payments	(85,941)	(3,200)	(82,741)	—
Deferred revenue	754	(19,548)	20,302	7,840

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(16,030)	(19,520)	3,490	136,483

Cash flows (used in) provided by investing activities:
Purchase of fixed assets	(34,636)	(8,241)	(26,395)	(25,157)
Business acquisitions, net of acquired cash	(32,284)	(2,361)	(29,923)	(3,231)
Acquisition of Interactive Data Corporation and Subsidiaries	(3,374,155)	(3,374,155)	—	—
Purchase of marketable securities	(64,136)	—	(64,136)	(200,176)
Proceeds from maturities and sales of marketable securities	159,428	—	159,428	173,510

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(3,345,783)	(3,384,757)	38,974	(55,054)

Cash flows provided by (used in) financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	28,397	—	28,397	15,936
Purchase of treasury stock	—	—	—	(18,150)
Common stock cash dividends paid	(18,964)	—	(18,964)	(56,413)
Excess tax benefits from stock-based compensation	3,625	—	3,625	2,559
Proceeds from issuance of long-term debt, net of issuance costs	1,899,670	1,899,670	—	—
Principal payments on long-term debt	(5,325)	(5,325)	—	—
Investment by parent company	1,353,969	1,353,969	—	—

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	3,261,372	3,248,314	13,058	(56,068)
Effect of change in exchange rates on cash and cash equivalents	(5,639)	3,109	(8,748)	10,936

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(106,080)	(152,854)	46,774	36,297
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	209,946	256,720	209,946	154,162

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$103,866	$103,866	$256,720	$190,459

RECONCILIATION OF NON-GAAP MEASURES

Revenue Before Effects of Deferred Revenue Adjustment, Foreign Exchange,

Acquisition-Related Revenue, and Intercompany Eliminations Resulting from Acquisitions

(In thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2010 Combined	2009 Predecessor	Change	2010 Combined	2009 Predecessor	Change
Revenue	$197,947	$192,092	3.0%	$588,805	$563,118	4.6%
Total deferred revenue adjustment	2,318	—	—	2,318	—	—
Non-GAAP revenue before total deferred revenue adjustment	200,265	192,092	4.3%	591,123	563,118	5.0%
Total effects of foreign exchange	2,824	—	—	(443)	—	—

Non-GAAP revenue before above factors	203,089	192,092	5.7%	590,680	563,118	4.9%
Total effects of acquisition-related revenue	(7,056)	—	—	(19,773)	—	—

Non-GAAP revenue before above factors	196,033	192,092	2.1%	570,907	563,118	1.4%
Intercompany eliminations—OFS	—	(202)	—	—	(711)	—

Total organic (non-GAAP) revenue	$196,033	$191,890	2.2%	$570,907	$562,407	1.5%

Interactive Data Pricing and Reference Data Revenue

Before Effects of Deferred Revenue Adjustment, Foreign Exchange

and Intercompany Eliminations Resulting from Acquisitions

(In thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2010 Combined	2009 Predecessor	Change	2010 Combined	2009 Predecessor	Change
Interactive Data Pricing and Reference Data revenue	$129,005	$126,732	1.8%	$380,549	$371,754	2.4%
Effects of deferred revenue adjustment	1,451	—	—	1,451	—	—

Non-GAAP revenue before effects of deferred revenue adjustment	130,456	126,732	2.9%	382,000	371,754	2.8%
Effects of foreign exchange	1,166	—	—	(1,014)	—	—

Non- GAAP revenue before effects of deferred revenue adjustment and foreign exchange	131,622	126,732	3.9%	380,986	371,754	2.5%
Intercompany eliminations—OFS	—	(67)	—	—	(306)	—

Total organic (non-GAAP) revenue	$131,622	$126,665	3.9%	$380,986	$371,448	2.6%

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Interactive Data Real-Time Services Revenue

Before Effects of Deferred Revenue Adjustment, Foreign Exchange,

Acquisition-Related Revenue, and Intercompany Eliminations Resulting from Acquisitions

(In thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2010 Combined	2009 Predecessor	Change	2010 Combined	2009 Predecessor	Change
Interactive Data Real-Time Services revenue	$40,760	$36,233	12.5%	$122,743	$103,993	18.0%
Effects of deferred revenue adjustment	551	—	—	551	—	—

Non-GAAP revenue before effects of deferred revenue adjustment	41,311	36,233	14.0%	123,294	103,993	18.6%
Effects of foreign exchange	1,437	—	—	697	—	—

Non-GAAP revenue before effects of deferred revenue adjustment and foreign exchange	42,748	36,233	18.0%	123,991	103,993	19.2%
Acquisition-related revenue—OFS	(3,026)	—	—	(9,634)	—	—
Acquisition-related revenue—7ticks	(4,030)	—	—	(10,139)	—	—
Intercompany eliminations—OFS	—	(135)	—	—	(405)	—

Total organic (non-GAAP) revenue	$35,692	$36,098	-1.1%	$104,218	$103,588	0.6%

Interactive Data Fixed Income Analytics Revenue

Before Effects of Deferred Revenue Adjustment and Foreign Exchange

(In thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2010 Combined	2009 Predecessor	Change	2010 Combined	2009 Predecessor	Change
Interactive Data Fixed Income Analytics revenue	$8,773	$8,231	6.1%	$25,814	$24,593	5.0%
Effects of deferred revenue adjustment	72	—	—	72	—	—

Non-GAAP revenue before effects of deferred revenue adjustment	8,805	8,231	7.0%	25,886	24,593	5.3%
Effects of foreign exchange	9	—	—	7	—	—

Total organic (non-GAAP) revenue	$8,814	$8,231	7.1%	$25,893	$24,593	5.3%

Desktop Solutions (eSignal) Revenue

Before Effects of Deferred Revenue Adjustment and Foreign Exchange

(In thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2010 Combined	2009 Predecessor	Change	2010 Combined	2009 Predecessor	Change
Interactive Data Desktop Solutions (eSignal) revenue	$19,449	$20,896	-6.9%	$59,699	$62,779	-4.9%
Effects of deferred revenue adjustment	244	—	—	244	—	—

Non-GAAP revenue before effects of deferred revenue adjustment	19,693	20,896	-5.8%	59,943	62,779	-4.5%
Effects of foreign exchange	212	—	—	(133)	—	—

Total organic (non-GAAP) revenue	$19,905	$20,896	-4.7%	$59,810	$62,779	-4.7%